UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               Form 8-K

                            Current Report
     Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 22, 2010
                     --------------------------

                    Dynasil Corporation of America
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      (Exact name of registrant as specified in its charter)

     Delaware                000-27503           22-1734088
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(State or other                 Commission          (IRS Employer
jurisdiction of incorporation)  File Number)    Identification No.)


                 44 Hunt Street, Watertown, MA  02472
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               (Address of principal executive offices)


                      (607)-272-3320, ext 26.
  ----------------------------------------------------------
      (Registrant's telephone number, including area code)

                            Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to
Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to
Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01 Other Events

     On October 22, 2010, Dynasil Corporation of America (the "Company") determined to cause the mandatory conversion of all outstanding shares of its Series C 10% Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") into shares of its Common Stock, $.0005 par value per share ("Common Stock"), at a conversion price of $2.50 per share. The conversion will be effected on December 21, 2010 (the "Conversion Date"). As a result, following the conversion on the Conversion Date, all 5,256,000 shares of Series C Preferred Stock that had been outstanding will be cancelled and will be automatically converted, without any action required on the part of the holders of Series C Preferred Stock, into an aggregate of 2,102,400 shares of Common Stock. As of the date hereof, the Company has 12,732,963 shares of Common Stock outstanding. Dividends on the Series C Preferred Stock will accrue through the Conversion Date and will be paid to the holders of Series C Preferred Stock on the regularly scheduled payment date of January 5, 2011.

As a result of foregoing, as of the Conversion Date, the Company will no longer incur the annual Series C Preferred
Stock dividend cost of $525,600 in cash or common stock dividends, as applicable.

Pursuant to the Certificate of Designation of the Series C Preferred Stock and the Subscription Agreement relating thereto, two years after the sale of the Series C Preferred Stock, the Company can effect a mandatory conversion of the Series C Preferred Stock into shares of Common Stock at a conversion price of $2.50 per share, if the closing price of the Common Stock is $4.00 per share or higher for a specified period. The 2 year period has elapsed, the $4.00 per share trading price requirement has been met and the Company's Board of Directors has authorized the conversion in order to eliminate the dividend payments.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DYNASIL CORPORATION OF AMERICA
                                   (Registrant)

Date: __________________          By _______________________________
                                      Craig T. Dunham
                                      President